Exhibit 10.18

Execution Copy

       SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 10, 2002 (this “Amendment”), is among MSX INTERNATIONAL, INC., a Delaware corporation (the “Company”), each of the Borrowing Subsidiaries (as defined below) of the Company party hereto (the Company and the Borrowing Subsidiaries may each be referred to as a “Borrower” and, collectively, as the “Borrowers”), the lenders party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK ONE, NA, a national banking association, as agent for the Lenders (in such capacity, the “Agent”).

RECITALS

          A.    The Borrowers, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of November 30, 1999, as amended by a First Amendment to Amended and Restated Credit Agreement dated September 30, 2001 (the “Credit Agreement”).

          B.    The Borrowers have requested that the Agent and the Lenders waive compliance with certain provisions of the Credit Agreement and amend the Credit Agreement as set forth herein, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

          ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

          1.1    The definition of “Applicable Margin” in Section 1.1 is restated as follows:

          “Applicable Margin” shall mean, with respect to any Floating Rate Loan, Eurodollar Loan, Eurocurrency Loan, Letter of Credit fee under Section 2.3(b)(i) and facility fee under Section 2.3(a), as the case may be, the applicable percentage set forth in the applicable table below based upon the Total Leverage Ratio, as adjusted on each date a certificate is required to be delivered pursuant to Section 5.1(d)(ii) or (iii), and shall remain in effect until the next change to be effected pursuant to this definition, based upon the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter, provided that (a) upon the occurrence and during the continuance of any Event of Default the Applicable Margin will be set at Level V, regardless of the actual Total Leverage Ratio, and (b) as of the Second Amendment Effective Date, the Applicable Margin shall be set at Level V and may not be less than Level V until the Applicable Margin is adjusted based on the Total Leverage Ratio as of December 31, 2002.

Level	Total	Facility	Floating	Eurodollar	Floating	Eurodollar	Floating	Eurodollar
	Leverage	Fee	Rate	Revolving	Rate Term	Term	Rate	Term
	Ratio		Revolving	Loan,	Loan A	Loan A	Term	Loan B
			Loan	Eurocurrency			Loan B
Revolving
Loan and
Letter of
Credit Fee
I	≤2.75:1	50 bps	37.5 bps	175 bps	100 bps	225 bps	275 bps	400 bps
II	>2.75:1 but	62.5 bps	75 bps	212.5 bps	150 bps	275 bps	275 bps	400 bps
≤3.25:1
III	<3.25 but	62.5 bps	125 bps	262.5 bps	200 bps	325 bps	275 bps	400 bps
≤3.75:1
IV	>3.75 but	62.5 bps	150 bps	287.5 bps	225 bps	350 bps	300 bps	425 bps
≤4.25:1
V	>4.25:1	75 bps	162.5 bps	300 bps	250 bps	375 bps	325 bps	450 bps

          1.2    The definition of “Fixed Charge Coverage Ratio” in Section 1.1 is amended by adding the following to the end thereof: “, provided that (i) for the fiscal quarter ending September 30, 2002, the Fixed Charge Coverage Ratio shall be calculated for the fiscal quarter then ending, (ii) for the fiscal quarter ending December 31, 2002, the Fixed Charge Coverage Ratio shall be calculated for the two consecutive fiscal quarters then ending, and (iii) for the fiscal quarter ending March 31, 2003, the Fixed Charge Coverage Ratio shall be calculated for the three consecutive fiscal quarters then ending, in each case taken as one accounting period.”

          1.3    The definitions of “EBITDA”, “Net Worth” and “Senior Debt” in Section 1.1 is restated as follows:

                    “EBITDA” shall mean, for any period, Net Income for such period, plus all amounts deducted in determining such Net Income on account of (a) Total Interest Expense, (b) income taxes (including the Michigan Single Business tax and the Imposta Reginole Sulle Attivita Produttive in Italy), (c) write-offs of goodwill in an aggregate amount not to exceed $35,000,000 to be taken after the Second Amendment Effective Date and relating to the goodwill booked as a result of Acquisitions consummated prior to the Second Amendment Effective Date, and (d) depreciation and amortization expense, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

                     “Net Worth” shall mean, as of any date, the amount of any capital stock paid in capital and similar equity accounts, including minority interests, but exclusive of any foreign currency translation adjustment account shown as a capital account of the Company and its Subsidiaries and exclusive of any changes to Net Worth as a result of any write-offs of goodwill or intangible assets recognized solely due to a change Generally Accepted Accounting Principles occurring after the Effective Date or, without duplication, as a result of write-offs of goodwill in an aggregate amount not to exceed $35,000,000 to be taken after the Second Amendment Effective Date and relating to the goodwill booked as a result of Acquisitions consummated prior to the Second Amendment Effective Date, and minus, without duplication, the amounts of any promissory notes or other obligations owing by any employee or officer in connection with non-cash amounts advanced to such employees or officers for the purpose of purchasing Capital Stock of the Company as permitted pursuant to Section 5.2(l)(vi) which are shown as an asset of the Company and its Subsidiaries, all on a consolidated basis and in accordance with Generally Accepted Accounting Principles.

                    “Senior Debt” shall mean Total Debt minus any amount of Total Debt which constitutes Subordinated Debt or the Second Secured Term Loan.

          1.4    The definition of “Revolving Credit Commitment” in Section 1.1 is amended by adding the words “or as otherwise modified pursuant to the terms of this Agreement” to the end thereof.

          1.5    The definition of “Total Interest Expense” in Section 1.1 is amended by adding the words “, but excluding any interest which is accrued or paid in kind with the issuance of additional securities and not paid or required to be paid in cash or cash equivalents until on or after June 7, 2007” to the end of the parenthetical clause in such definition ..

          1.6    The following new definitions are added to Section 1.1 in appropriate alphabetical order:

                    “Earn Out Payments” is defined in Section 6.1(l).

                    “Second Amendment” shall mean the Second Amendment to this Agreement dated July __, 2002.

                    “Second Amendment Effective Date” shall mean the effective date of the Second Amendment.

                    “Second Secured Debt” shall mean the Second Secured Term Loan and all other obligations and liabilities owing pursuant to the Second Secured Term Loan Documents and any extensions, refinancings, renewals or refundings thereof and any increases in the amount thereof.

                    “Second Secured Term Loan” shall mean the term loan in the principal amount of up to $15,450,000 to be made under the Second Secured Term Loan Agreement.

                    “Second Secured Term Loan Agreement” shall mean the Second Secured Term Loan Agreement between the Company and the Second Secured Term Loan Lender dated as of the Second Secured Term Loan Effective Date, as amended or modified from time to time.

                    “Second Secured Term Loan Documents” shall mean the Second Secured Term Loan Agreement and all agreements, instruments and documents executed in connection therewith at any time.

                    “Second Secured Term Loan Effective Date” shall mean the date the Second Secured Term Loan is made.

                    “Second Secured Term Loan Intercreditor Agreement” shall mean the Intercreditor

Agreement among the Company, the Guarantors, the Agent and the Second Secured Term Loan Lender dated as of the Second Secured Term Loan Effective Date, as amended or modified from time to time.

                    “Second Secured Term Loan Lender” shall mean CVC or an affiliate of CVC.

          1.7    Section 2.1(b)(i) is amended by (a) adding the following after the words “Eligible Currencies” in the fourth line thereof: “or such other currency agreed to by the Agent”, (b) restating the penultimate sentence as follows: “Each Swingline Loan shall bear interest at the Negotiated Rate and shall mature as agreed by the Agent and such Borrower, any such maturity not to exceed the Termination Date, and may be advanced in any manner agreed to by the Agent and the Borrowers, including without limitation by the Agent crediting global multicurrency accounts of the Borrowers.”, and (c) adding the following to the end thereof: “With respect to any Swingline Loan denominated in any currency other than Dollars or an Eligible Currency, such Swingline Loan shall be redenominated in Dollars or an Eligible Currency by the Agent prior to such Swingline Loan being refunded with a Revolving Credit Loan or any Revolving Credit Lender purchasing its participation in such Swingline Loan.”

          1.8    The following is added to the end of Section 2.2(a): “On the Second Amendment Effective Date the aggregate Revolving Credit Commitments shall be reduced from $100,000,000 to $85,000,000 and each Revolving Credit Lender’s Revolving Credit Commitment shall be amended on the Second Amendment Effective Date to equal the amount set forth for such Lender on Schedule 2.2(a).”

          1.9    Reference in Section 3.1(i) to “Sections 3.1(d), (e) and (f)” shall be deleted and “Sections 3.1(d), (e), (f), (l) and (m)” shall be substituted in place thereof.

          1.10    Reference in Section 3.1(k) to “Section 3.1(g)” shall be deleted and “Section 3.1(i)” shall be substituted in place thereof.

          1.11    The following new Sections 3.1(l) and (m) are added:

          (l)  In addition to all payments of the Term Loans required hereunder, the Company shall prepay the Term Loans on the Second Secured Term Loan Effective Date in an amount equal to 100% of the Net Cash Proceeds of the Second Secured Term Loan. Subject to Section 3.1(i), such mandatory prepayment on the Term Loans shall be applied pro rata between the Term Loans and shall be applied pro rata to all installments thereon. Such mandatory prepayment shall not be less than $15,000,000.

          (m)   In addition to all payments of the Term Loans required hereunder, the Company shall prepay the Term Loans by an amount equal to 100% of the Net Cash Proceeds from the incurrence of any Indebtedness in excess of $5,000,000 in the aggregate incurred pursuant to Section 5.2(f)(xiv), payable on each date such Indebtedness is incurred. Subject to Section 3.1(i), such mandatory prepayments on the Term Loans shall be applied pro rata between the Term Loans and shall be applied to installments thereon in the inverse order or maturities until paid in full.

          1.12    The following new Section 4.22 is added:

          4.22    Second Secured Debt Documents. As of the Second Secured Term Loan

Effective Date, the outstanding principal balance of the Second Secured Debt will be not more than $15,450,000 (which consists of the principal balance of $15,000,000 received by the Company and used as a prepayment under Section 3.1(l) and a closing fee of not more than $450,000 added to the balance of the Second Secured Term Loan), and all agreements, instruments and documents executed or delivered pursuant to or in connection with the Second Secured Debt will have been delivered to the Agent on or before the Second Secured Term Loan Effective Date. The Second Secured Debt will be incurred in full compliance with the Senior Subordinated Debt Documents and will not cause any default thereunder. There will be no event of default or event or condition which would become an event of default with notice or lapse of time or both, under the Second Secured Debt Documents and each of the Second Secured Debt Documents is in full force and effect. Other than the obligation to pay principal and interest at final maturity, to pay the closing fee of not more than $450,000 in accordance with the Second Secured Debt Documents by having the fee added to the balance of the Second Secured Term Loan and to accrue (but not pay) interest prior to final maturity under the Second Secured Debt Documents (all of which shall have been delivered to the Agent on or before the Second Secured Term Loan Effective Date), there will be no obligation pursuant to any Second Secured Debt Document which obligates the Company or any of its Subsidiaries to pay any principal or interest, redeem any of its Capital Stock, pay any fees or other consideration of any kind or incur any other payment obligation or liability, other than customary expenses in connection with closing and documenting the Second Secured Debt, enforcement of the Second Secured Debt Documents and customary indemnities in loan documents. All representations and warranties of the Company and its Subsidiaries contained in any Second Secured Debt Document will be true and correct in all material respects.

          1.13    The following is added to the end of Section 5.1(e): “It is acknowledged and agreed that the Agent or any of its agents or representatives will conduct at least one such comprehensive field audit per fiscal year, and provide a summary of such field audit to the Lenders.”

          1.14    Sections 5.2 (b), (c), (d) and (e) are each restated as follows:

                     (b)   Total Leverage Ratio. Permit or suffer the Total Leverage Ratio to be greater than (i) 5.50 to 1.0 at any time from and including the last day of the second fiscal quarter of the 2002 fiscal year of the Company to but excluding the last day of the third fiscal quarter of the 2002 fiscal year of the Company, (ii) 5.75 to 1.0 at any time from and including the last day of the third fiscal quarter of the 2002 fiscal year of the Company to but excluding the last day of the 2002 fiscal year of the Company, (iii) 5.25 to 1.0 at any time from and including the last day of the 2002 fiscal year of the Company to but excluding the last day of the second fiscal quarter of the 2003 fiscal year of the Company, (iv) 4.75 to 1.0 at any time from and including the last day of the second fiscal quarter of the 2003 fiscal year of the Company to but excluding the last day of the 2003 fiscal year of the Company, (v) 4.50 to 1.0 at any time from and including the last day of the 2003 fiscal year of the Company to but excluding the last day of the first fiscal quarter of the 2004 fiscal year of the Company, or (vi) 4.00 to 1.0 at any time thereafter.

                     (c)   Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than (i) 0.925 to 1.0 as of the end of the third fiscal quarter of the 2002 fiscal year of the Company, (ii) 1.0 to 1.0 as of the end of any fiscal quarter of the Company ending on or after the last day of the 2002 fiscal year of the Company but before the last day of the first fiscal quarter of the 2004 fiscal year of the Company, or (iii) 1.1 to 1.0 as of the end of any fiscal quarter of the Company thereafter.

                      (d)   Senior Leverage Ratio. Permit or suffer the Senior Leverage Ratio to be greater than (i) 2.50 to 1.0 at any time from and including the last day of the second fiscal quarter of the 2002 fiscal year of the Company to but excluding the last day of the third fiscal quarter of the 2002 fiscal year of the Company, (ii) 2.75 to 1.0 at any time from and including the last day of the third fiscal quarter of the 2002 fiscal year of the Company to but excluding the last day of the 2002 fiscal year of the Company, or (iii) 2.50 to 1.0 at any time thereafter.

                      (e)   Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) 1.75 to 1.0 as of the end of the second fiscal quarter of the 2002 fiscal year of the Company, (ii) 1.85 to 1.0 as of the end of the third or fourth fiscal quarters of the 2002 fiscal year of the Company, (iii) 2.00 to 1.0 as of the end of the first or second fiscal quarters of the 2003 fiscal year of the Company, (iv) 2.15 to 1.0 as of the end of the third or fourth fiscal quarters of the 2003 fiscal year of the Company, (v) 2.25 as of the end of the first or second fiscal quarters of the 2004 fiscal year of the Company, or (vi) 2.50 to 1.0 as of the end of any fiscal quarter of the Company thereafter.

All financial covenants in Sections 5.2 (a), (b), (c), (d) and (e) shall be calculated on a pro forma basis as if the Second Secured Term Loan was incurred on the last day of the second fiscal quarter of the 2002 fiscal year of the Company and the proceeds thereof had been applied to the prepayment of the Term Loans on the last day of the second fiscal quarter of the 2002 fiscal year of the Company.

          1.15    Sections 5.2(f)(xii) is restated as follows: “[Intentionally deleted].” and Section 5.2(f)(xiii) is restated as follows: “(xiii) the Second Secured Term Loan in an aggregate principal amount not to exceed $15,450,000; and”.

          1.16     Section 5.2(g) is amended by re-designating clause 5.2(g)(xi) as 5.2(g)(xii) and adding the following new Section 5.1(g)(xi):

                      (xi)   Second priority Liens in favor of the Second Secured Term Loan Lender on the assets of the Company and the Guarantors in which the Agent and the Lenders have a first priority Lien securing the Lender Indebtedness, which second priority Liens shall secure only the Second Secured Debt and be subject to the Second Secured Term Loan Intercreditor Agreement; and

          1.17    Clause (x) of Section 5.2(h)(ii)(F) is restated as follows:

                     (x)   if the Total Leverage Ratio is not at least 0.25 below the level required under the Original 1999 Credit Agreement immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions required by the Agent) such Acquisition, then such Acquisition shall not be made; or

          1.18    Section 5.2(l)(x), (xi) and (xiii) are each restated as follows:

     (x)  investments, loans and advances in and to any Subsidiary which is not a Guarantor or any person becoming a Subsidiary as a result thereof which is not a Guarantor other than (A) those investments, loans, advances and other transactions to any Subsidiary which is not a Guarantor described in Schedule 5.2(l)-2 hereto, having the same terms as existing on the date of the Second Amendment Effective Date, but no increase in the amount thereof, as reduced from time to time, shall be permitted; and (B) such other investments, loans and advances if immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions as requested by the Agent) such investment, loan or advance: (v) the terms and conditions thereof shall be reasonably satisfactory to the Agent, (w) no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing,

(x) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects on and as of the date such investment, loan or advance is made as if made on the date thereof and giving effect thereto, (y) after giving effect to such investment, loan or advance, the Company is able to borrow at least $15,000,000 in Revolving Credit Loans, and (z) the aggregate amount of all investments, loans and advances in and to any Subsidiary which is not a Guarantor or any person becoming a Subsidiary as a result thereof which is not a Guarantor shall not exceed $15,000,000;

     (xi)  investments, loans and advances after the Effective Date of this Agreement in Unrestricted Subsidiaries in aggregate outstanding amount not exceeding $2,500,000;

     (iii) other investments after the Second Amendment Effective Date in an aggregate amount not exceeding $2,500,000 at any time outstanding.

          1.19    Section 5.2(q) is restated as follows:

          (q)      Payments and Modification of Debt. (i) make any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries’ Subordinated Debt or Second Secured Debt, (ii) amend or modify, or consent or agree to any amendment or modification of (including without limitation any supplemental agreement or other direct of indirect method of providing additional or supplemental terms or consideration), any Second Secured Term Loan Document or any other instrument or agreement under which any of its Second Secured Debt is issued or created or otherwise related thereto or any Senior Subordinated Debt Document or any other instrument or agreement under which any of its Subordinated Debt is issued or created or otherwise related thereto, (iii) enter into any agreement or arrangement requiring any defeasance of any kind of any of its Subordinated Debt or Second Secured Debt, or designate any Indebtedness (other than the Lender Indebtedness) as “Designated Senior Indebtedness” under the Senior Subordinated Debt Documents, or issue any security, instrument or other document evidencing any of the Subordinated Debt outstanding pursuant to any of the Senior Subordinated Debt Documents which is not a “Security” as defined in the Senior Subordinated Note Indenture. It is acknowledged and agreed that the payment of any fees or the transfer of any other asset or other consideration of any kind, directly or indirectly, by the Borrower or any of its Subsidiaries (other than payments to the extent required under the original terms of the Second Secured Term Loan Documents delivered to the Lenders and approved by the Required Lenders and the Senior Subordinated Debt Documents) or other supplemental agreement with respect to any Second Secured Debt or Subordinated Debt shall be deemed an amendment or modification thereof.

          1.20    Section 5.2(s) is restated as follows:

          (s)      Capital Expenditures. The Company will not, as calculated for the Company and its Subsidiaries on a consolidated basis, expend, or be committed to expend, for Capital Expenditures for any fiscal year of the Company, an amount in excess:

   (i)  $17,500,000 for the period of time consisting of the four consecutive fiscal quarters ending with the third fiscal quarter of the 2002 fiscal year of the Company, or

   (ii)  For any fiscal quarter of the Company ending after the third fiscal quarter of the 2002 fiscal year of the Company:

          (A)  if Total Leverage Ratio is greater than or equal to 4.25:1.0 for the immediately preceding fiscal quarter, an amount per fiscal quarter equal to the sum of (1) $4,000,000, (2) commencing with the fourth fiscal quarter of the 2002 fiscal year of the Company, the amount of Capital Expenditures allowed for the previous fiscal quarter under the foregoing clause (1) minus the amount of actual Capital Expenditures for such previous fiscal quarter, and (3) the amount of cash proceeds of common equity or payment in kind junior subordinated, senior unsecured and/or senior junior secured debt (exclusive of the Second Secured Term Loan or any other debt incurred or equity issued if the proceeds thereof are required to be used to prepay the Term Loans) received by the Company during such fiscal quarter, in each case satisfactory in all respects to the Agent and the Required Lenders and only to the extent that the proceeds thereof are not required hereunder to be used to prepay Loans or fund Earn Out Payments; or

          (B)  if Total Leverage Ratio is less than 4.25:1.0 for the immediately preceding fiscal quarter, $25,000,000 for the period of time consisting of the four consecutive fiscal quarters ending with such fiscal quarter.

          1.21    Section 6.1(j) is amended by deleting the period at the end thereof and substituting ”; or “ in place thereof and the following new Sections 6.1(k), (l) and (m) are added thereafter:

          (k)      Second Secured Debt Documents. Any material provision of any Second Secured Debt Document or the Second Secured Term Loan Intercreditor Agreement shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by the Second Secured Term Loan Lender, the Company or any of its Subsidiaries or any other obligor shall deny that it has any or further liability or obligation thereunder, or any Second Secured Debt Document or the Second Secured Term Loan Intercreditor Agreement shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby in any material manner; or

          (l)      Earn Out Payments. The occurrence of any of the following with respect to any payments or transfers of any kind to be made on or after June 30, 2002 in connection with any Acquisition closed prior to June 30, 2002, including without limitation all deferred payments, all earn out payments and other contingent payments and all other payments pursuant to any such Acquisition, excluding any payments that consist solely of interest which is accrued and not paid and excluding customary indemnitees and tax payments (all of the foregoing collectively defined as ”Earn Out Payments):

   (i)  the amount of Earn Out Payments exceeds $15,000,000 in the aggregate,

   (ii)  the Total Leverage Ratio is not at least 0.25 below the level required under this Agreement immediately before and after (on a pro forma basis acceptable to the Agent) any Earn-Out Payment is made,

   (iii)  the Company is not able to borrow at least $20,000,000 of Revolving Credit Loans immediately before and after (on a pro forma basis acceptable to the Agent) any Earn-Out Payment is made, or

   (iv)  to the extent aggregate Earn Out Payments are greater than $10,000,000 (not to exceed $15,000,000) and the Company’s Total Leverage Ratio is greater than 4.25:1.0 before and after giving effect to any Earn Out Payment (on a pro forma basis acceptable to the Agent), at least half of such Earn Out Payment in excess of $10,000,000 is not made with the proceeds of common equity or payment in kind junior subordinated, senior unsecured and/or senior junior secured debt (exclusive of the Second Secured Term Loan), in each case satisfactory in all respects to the Agent and the Required Lenders (unless made with common equity or to the extent otherwise permitted hereunder) and only to the extent that the proceeds thereof are not required hereunder to be used to prepay Loans or used to increase the amount of allowable Capital Expenditures under Section 5.2(s)(ii)(A); or

          (m)      Second Secured Term Loan. The occurrence of any of the following with respect to the Secured Term Loan:

   (i)  the Second Secured Term Loan in the aggregate principal amount of at least $15,000,000 shall not be made by the Second Secured Term Loan Lender in cash to the Company on or before July 31, 2002, or the prepayment under Section 3.1(l) on the Second Secured Term Loan Effective Date shall be less than $15,000,000,

   (ii)  on or before the Second Secured Term Loan Effective Date, any Borrower, any Guarantor or the Second Secured Term Loan Lender shall not have signed the Second Secured Term Loan Intercreditor Agreement, or such Second Secured Term Loan Intercreditor Agreement shall not be in form and substance acceptable to the Required Lenders,

   (iii) on or before the Second Secured Term Loan Effective Date, all Second Secured Term Loan Documents shall not have been signed and delivered to the Lenders or shall not be in form and substance acceptable to the Required Lenders, provided that it is agreed that all Second Secured Term Loan Documents shall be deemed to be in form and substance acceptable to the Required Lender if they satisfy each of the following conditions: (A) the first required principal payment of the Second Secured Term Loan shall be not earlier than June 7, 2007, (B) all interest on the Second Secured Term Loan shall be accrued and not paid until a date not earlier than June 7, 2007, (C) the Second Secured Term Loan may be secured by second priority Liens on the assets of the Company and the Guarantors in which the Agent and the Lenders have first priority Liens securing the Lender Indebtedness, which second priority Liens shall secure only the Second Secured Debt and be subject to the Second Secured Term Loan Intercreditor Agreement, (D) the only defaults with respect to the Second Secured Debt shall be bankruptcy defaults, non-payment of the Second Secured Term Loan, a cross acceleration to the Senior Subordinated Notes and other defaults acceptable to the Required Lenders and the only covenants with respect to the Second Secured Debt shall be such covenants as are acceptable to the Required Lenders, and (E) the terms of the Second Secured Term Loan Documents would not otherwise default or breach any terms of this Agreement.

         1.22    Schedules 5.2(f) and 5.2(l) attached hereto are substituted for Schedules 5.2(f) and 5.2(l), respectively, to the Credit Agreement.

         1.23    Schedules 2.2(a) and 5.2(l)-2 attached hereto are added as Schedules 2.2(a) and 5.2(l)-2, respectively, to the Credit Agreement.

ARTICLE II.  DEFAULT WAIVERS

          2.1    The Borrowers have informed the Lenders and the Agent that Events of Default have occurred as of June 30, 2002 under the Credit Agreement due to breaches of Sections 5.2(b), (c), (d) and (e) prior to giving effect to this Amendment (the “Existing Defaults”). Each Borrower acknowledges the occurrence of the Existing Defaults and the continuation of such Existing Defaults through the date of this Amendment. As a result of the Existing Defaults, each Borrower acknowledges that the Lenders have the right to declare all Lender Indebtedness to be immediately due and payable.

          2.2    Each Borrower has requested that the Lenders waive the Existing Defaults subject to the terms and conditions set forth herein. Pursuant to such request, the Lenders hereby waive the Existing Defaults that occurred prior to the effectiveness of this Amendment, provided that an Event of Default shall occur if the Borrowers breach Sections 5.2(b), (d) or (e), as amended by this Amendment, as of June 30, 2002. The Lenders do not waive any other Event of Default or Unmatured Event, including without limitation any Event of Default or Unmatured Event caused by any breach of Sections 5.2(b), (c), (d) or (e) after the effectiveness of this Amendment or by any breach of Sections 5.2(b), (d) or (e) as of June 30, 2002 after the effectiveness of this Amendment. Each Borrower acknowledges and agrees that the waiver contained herein is a limited, specific and one-time waiver as described above. Such limited waiver shall not modify or waive any other term, covenant or agreement contained in any of the Loan Documents, and shall not be deemed to have prejudiced any present or future right or rights which the Agent or any Lender now has or may have.

          ARTICLE III. REPRESENTATIONS. Each Borrower represents and warrants to the Agent and the Lenders that:

          3.1    The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and is not in contravention of any statute, law or regulation or of any terms of its Articles of Incorporation, By-laws or other organizational documents, or of any material agreement or undertaking to which it is a party or by which it is bound.

          3.2    This Amendment is the legal, valid and binding obligation of each Borrower, enforceable against each in accordance with the terms hereof.

          3.3    After giving effect to the amendments contained herein, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          3.4    After giving effect to the amendments and waivers contained herein, no Event of Default or Unmatured Event exists or has occurred and is continuing on the date hereof.

          ARTICLE IV.  CONDITIONS OF EFFECTIVENESS.

          4.1    This Amendment shall be effective as of the date hereof when each of the following conditions is satisfied:

          (a)    The Borrowers and the Required Lenders shall have signed this Amendment.

          (b)    The Guarantors shall have signed the consent and agreement to this Amendment.

          (c)    Each Borrower and Guarantor shall provide a certified resolution with respect to this Amendment satisfactory to the Agent.

          (d)    Each Borrower and Guarantor shall provide the written opinion of the Borrowers’ and Guarantors’ counsel in form and substance acceptable to the Agent.

          (e)    The Lenders shall have received a summary of the Agent’s collateral field audit.

          (f)    The Borrowers and the Guarantors shall have delivered to the Agent such other documents and satisfied such other conditions, if any, as reasonably requested by the Agent.

          4.2    If this Amendment is signed by the Required Revolving Credit Lenders, the Required Term Loan A Lenders and the Required Term Loan B Lenders, then the Lenders hereby agree to waive any prepayment required under Section 3.1(f) from the proceeds of common equity or payment in kind junior subordinated, senior unsecured and/or senior junior secured debt (exclusive of the Second Secured Term Loan) used to pay Earn Out Payments and avoid an Event of Default under Section 6.1(l), provided that no other Event of Default of Unmatured Event exists.

          ARTICLE V.   MISCELLANEOUS.

          5.1    On the date hereof, the Company shall pay to the Administrative Agent, for the pro rata benefit of each Lender based on such Lender’s Commitments (after giving effect to this Amendment, and each Lender’s Term Loan A Commitment and Term Loan B Commitment shall be deemed equal to the outstanding Term Loan A and Term Loan B, as the case may be, of such Lender after giving pro forma effect to the payments to be made on the Second Secured Term Loan Effective Date from the proceeds of the Second Secured Term Loan), an amendment fee in an amount equal to 37.5 basis points on the aggregate amount of such Lender’s Commitments, which fees shall be distributed to the Lenders within two Business Days after such date. If the payments to be made on Term Loan A and Term Loan B on the Second Secured Term Loan Effective Date from the proceeds of the Second Secured Term Loan are not made on or before July 31, 2002, the Company shall pay to the Administrative Agent, for the pro rata benefit of each Term Loan A Lender and Term Loan B Lender based the amount of each such Lender’s Term Loan A and Term Loan B that should have been paid on or before July 31, 2002 from the proceeds of the Second Secured Term Loan, an additional amendment fee in an amount equal to $56,250, which fee shall be paid by the Company on July 31, 2002 and distributed to such Lenders within two Business Days after such date. The payment of such additional fee shall not avoid the occurrence of an Event of Default under Section 6.1(m) or any other Event of Default.

          5.2    References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

          5.3    The Borrower agrees to pay and to save the Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

          5.4    The Borrower and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all Loan Documents. The Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lender.

          5.5    Except as expressly amended hereby, the Borrower and each Guarantor agree that the Loan Documents and all other documents and agreements executed by the Borrower in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

MSX INTERNATIONAL, INC.

By:	/s/ Carol Creel

Carol Creel
Assistant Secretary

MSX INTERNATIONAL TECHNOLOGY
SERVICES, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL SERVICES (HOLDINGS),
INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL (HOLDINGS), INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL BUSINESS SERVICES,
INC.

By:	/s/Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL ENGINEERING
SERVICES, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL LIMITED

By:	/s/ Carol Creel

Carol Creel
Director

MSX INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Carol Creel

Carol Creel
Director

MSX INTERNATIONAL AUSTRALIA PTY LIMITED

By:	/s/ Carol Creel

Carol Creel
Director

MSX INTERNATIONAL NETHERLANDS B.V.

By:	/s/ Carol Creel

Carol Creel
Director

BANK ONE, NA, as Agent and as a Lender (Main Chicago Office)

By:	/s/ Ric Huttenlocher

Ric Huttenlocher
Senior Vice President

COMERICA BANK

By:	/s/ A.J. Anderson

A.J. Anderson
First Vice President

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:

MIZUHO CORPORATE BANK, L.T.D. (F/K/A The Fuji Bank, Ltd.)

By:	/s/ Nobuoki Koike

Nobuoki Koike
Senior Vice President

HUNTINGTON NATIONAL BANK

By:	/s/ David F. Isler

David F. Isler
Senior Vice President

PNC BANK, N.A.

By:	/s/ John. W. Stanescki

John. W. Stanescki
Vice President

NATIONAL CITY BANK

By:	/s/ Kenneth M. Blackwell

Kenneth M. Blackwell
Assistant Vice President

STANDARD FEDERAL BANK

By:	/s/ Greg Castle

Greg Castle
First Vice President

EATON VANCE SENIOR INCOME TRUST By: Eaton Vance Management as Investment Advisor

By:	/s/ Scott H. Page

Scott H. Page
Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND By: Eaton Vance Management Investment Advisor

By:	/s/ Scott H. Page

Scott H. Page
Vice President

WACHOVIA BANK, N.A., FKA FIRST UNION NATIONAL BANK OF NORTH CAROLINA

By:	/s/ Frederick E. Blumer

Frederick E. Blumer
Vice President

US BANK, N.A.

By:	/s/ Scott A. Dvornik

Scott A. Dvornik
Vice President

OXFORD STRATEGIC INCOME FUND By: Eaton Vance Management as Investment Advisor

By:	/s/ Scott H. Page

Scott H. Page
Vice President

SENIOR DEBT PORTFOLIO By: Boston Management and Research as Investment Advisor

By:	/s/ Scott H. Page

Scott H. Page
Vice President

TRANSAMERICA BUSINESS CREDIT CORPORATION (as successor to Transamerica Business Credit Corporation)

By:	/s/ Steve Goctschius

Steve Goctschius
Senior Vice President

DAVID L. BABSON AS COLLATERAL MANAGER FOR: APEX IDM I LTD.

By:	/s/ Glenn Duffy

Glenn Duffy
Managing Director

CONSENT AND AGREEMENT

          As of the date and year first above written, each of the undersigned hereby:

          (a)      fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby; and

          (b)      agrees that the Guaranty to which it is a party and each other Loan Document to which it is a party are hereby ratified and confirmed and shall remain in full force and effect, acknowledges and agrees that it has no setoff, counterclaim, defense or other claim or dispute with respect the Guaranty to which it is a party and each other Loan Document to which it is a party.

          (c)      represents and warrants to the Agent and the Lenders that the execution, delivery and performance of this Consent and Agreement, the Guaranty to which it is a party and each other Loan Document to which it is a party are within its powers, have been duly authorized and are not in contravention of any statute, law or regulation or of any terms of its organizational documents or of any material agreement or undertaking to which it is a party or by which it is bound, and this Consent and Agreement, the Guaranty to which it is a party and each other Loan Document to which it is a party are the legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof and thereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

MSX INTERNATIONAL TECHNOLOGY SERVICES, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL SERVICES (HOLDINGS), INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL BUSINESS SERVICES, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL ENGINEERING SERVICES, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL (HOLDINGS), INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MEGATECH ENGINEERING, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

CREATIVE TECHNOLOGY SERVICES, L.L.C.

By:	/s/ Carol Creel

Carol Creel
Vice President

CHELSEA COMPUTER CONSULTANTS, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MILLENNIUM COMPUTER SYSTEMS, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL, DEALERNET SERVICES, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL EUROPEAN (HOLDINGS), LLC

By:	/s/ Carol Creel

Carol Creel
Vice President

INTRANATIONAL COMPUTER CONSULTANTS

By:	/s/ Carol Creel

Carol Creel
Vice President

PROGRAMMING MANAGEMENT & SYSTEMS, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MANAGEMENT RESOURCES INTERNATIONAL, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

PILOT COMPUTER SERVICES, INCORPORATED

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL STRATEGIC TECHNOLOGY, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

MSX INTERNATIONAL PLATFORM SERVICES, LLC

By:	/s/ Carol Creel

Carol Creel
Vice President

MEGATECH ACADEMY, INC.

By:	/s/ Carol Creel

Carol Creel
Vice President

SCHEDULE 2.2(a)

Revised Revolving Credit Commitments

Bank One, NA	$16,999,999.02	20.0000%

Comerica Bank	$9,807,692.70	11.5385%

Dresdner Bank AG, New	$9,807,692.70	11.5385%
York And Grand Cayman
Branches

First Union Bank of North	$9,807,692.31	11.5385%
Carolina

Firstar Bank	$8,173,076.92	9.6154%

Huntington National Bank	$13,076,922.75	15.3846%

National City Bank	$3,269,230.90	3.8462%

PNC Bank, N.A.	$4,250,000.00	5.0000%

Standard Federal Bank	$9,807,692.70	11.5385%

Total	$85,000,000.00	100.0000%

SCHEDULE 5.2(f)
Second Amendment to Amended and Restated Credit Agreement

I.	INDEBTEDNESS
1.

Deutsche Bank standby letter of credit in an aggregate available amount of DM 300,000 to secure real estate lease commitments which have traditionally been supported by a DM 500,000 unsecured credit facility.

	2.	See capital leases appearing in UCC search schedule included as an exhibit to the Amended and Restated Credit Agreement dated as of November 30, 1999.
3.

Satiz S.p.A. has a financing agreement with the Fiat group factoring agent, Fidis S.p.A. The agreement provides for borrowings for general corporate purposes, up to 85% of eligible accounts receivable. Receivables from Fiat group companies are transferred from the customer to Fidis. At April 30, 2002, Satiz received advances pursuant to the agreement totaling approximately $3.4 million.

4.

Quandocorre Interinale S.p.A., (“QI”) has a line of credit for Lit. 2.8 billion (approximately $1.4 million) provided by Banca Commerciale Italiana S.,p.A. (“Comit”). The line of credit is open for indefinite duration, but the bank may terminate it with limited notice. QI also has modest informal overdraft and discounting facilities available to it through San Paolo IMI and Fidis. Total outstanding at April 30, 2002 from these sources was about $1.2 million.

5.

Effective in 2002, Cadform-MSX Engineering GmbH (“Cadform”) is now a wholly-owned subsidiary of MSX International Engineering GmbH (or “Engineering,” itself a recently-organized subsidiary of MSX International Holdings GmbH). Cadform and Engineering are in the final stages of a German statutory merger which, when completed, will result in Engineering as the surviving legal entity, thereby assuming ownership of all of Cadform’s assets and obligations. Today, Cadform has a credit facility provided by BHF Bank. The facility allows borrowings up to euro 4.7 million at fixed and floating rates. The existing facility expires July 31, 2002, and MSX International is in negotiations with BHF Bank to extend it for another year.

SCHEDULE 5.2(l)
Second Amendment to Amended and Restated Credit Agreement

I.	EXISTING INVESTMENTS, LOANS, AND ADVANCES [Other than as listed on Schedule 5.2(l)-2]
	1.	Investment in joint ventures and other investments
i

In November 2000, the Company completed a minority investment and entered into a technical cooperation agreement with Prototipo Holding B.V. Prototipo has operations in Europe and Brazil and provides testing, prototyping, styling and other development services for transportation and industrial manufacturing customers. The investment totals approximately $1.9 million.

ii

In March 2001, the Company acquired a 49% partnership interest in M.T.E. Groups, LLC, a minority-certified supplier of tooling, design, and prototype services, among other outsourcing services. The investment, totaling approximately $3.7 million, includes the cost to acquire the interest, related transaction costs, and the extension of trade credit on terms outside the ordinary course of business.

iii

In September 2001, the Company completed a strategic investment in Itiliti, Inc., concurrent with entering into a license agreement. Itiliti provides a standardized, web-enabled human capital management solution in a hosted environment. The investment totaled about $1.6 million.

iv

The Company has modest cash investments totaling less than $200,000 in Home Network Online LLC and TechCentral LLC. The company also supports these strategic alliances with services that are performed in the ordinary course of business.

	2.	Non-material amounts held on a short-term basis for operating purposes in countries whose currencies are not otherwise defined as Eligible Currency under the Credit Agreement.

SCHEDULE 5.2(l)-2
Second Amendment to Amended and Restated Credit Agreement

I.	EXISTING INVESTMENTS, LOANS AND ADVANCES IN AND TO ANY SUBSIDIARY WHICH IS NOT A GUARANTOR

	Balances outstanding as of May 26, 2002, unless otherwise noted:

	MSX International do Brasil (Brazil)	$3,110,000	(a)
	MSX International Canada Limited (Canada)	480,000
	MSX International SARL (France)	699,000
	MSX International GmbH (Germany)	5,595,000
	MSX International Holding GmbH (Germany)	19,319,000	(b)
	MSX International Holdings Italia S.r.l. (Italy)	21,420,000
	MSX International Korea Ltd. (Korea)	68,000
	MSX International de Mexico, S.A. de C.V. (Mexico)	3,120,000
	MSX International Dealer Net Services, B.V. (Netherlands)	1,560,000
	MSX International Polska Spzoo (Poland)	1,000
	MSX International TechServices, S.A. (Spain)	1,150,000
	MSX International Sweden AB (Sweden)	537,000	(c)

	Total	$57,059,000

	(a)Includes $400,000 invested during June 2002.

	(b)Includes $139,000 in inter-company charges in June 2002 for expenses incurred related to the consolidation of Cadform-MSX Engineering into GmbH MSX International Engineering GmbH.

	(c)Includes costs related to Draupner acquisition that were charged to the subsidiary in June 2002 and which are expected to be capitalized.